Exhibit 10.2

american shared hospital services

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (“Agreement”), dated as of October 22, 2014, is entered into between and among American Shared Hospital Services, a California corporation (“Company”), and Mr. Raymond C. Stachowiak (the “Investor”) and RCS Investments, Inc., an Illinois corporation (“RCS”).

WHEREAS, the Investor wishes to purchase shares of the Company’s class of Common Stock No Par Value (“Common Stock”), on the terms and subject to the conditions set forth in this Agreement (“Offering”);

WHEREAS, the Investor is a member of the board of directors of the Company;

WHEREAS, the Investor is the sole shareholder of RCS; and

WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the Securities and Exchange Commission (“SEC”) under Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Purchase and Sale.

At the Closing (as defined below), on the terms and subject to the conditions set forth herein, the Company will issue and sell to the Investor, and the Investor will purchase from the Company 100,000 shares (“Shares”) of Common Stock at a purchase price of $2.20 per Share (“Purchase Price”), which is the closing price per share of the Common Stock on the New York Stock Exchange MKT (“NYSE MKT”) on the day preceding the date hereof.

2. Closing and Delivery of the Shares and Funds.

(a) Closing. The closing of the purchase and sale of the Shares (“Closing”) shall occur remotely via exchange of documents and signatures on October 22, 2014 (“Closing Date”).

(b) Payment of Purchase Price; Delivery of Shares. At or prior to the Closing, the Investor will remit in United States dollars by wire transfer of immediately available funds the aggregate purchase price for the Shares. On or before the Closing Date, the Company will instruct its transfer agent (“Transfer Agent”) to deliver to the Investor one or more stock certificates, evidencing the number of Shares, against delivery of the Purchase Price. The Shares shall be registered in the name of RCS or its designee.

3. Representations, Warranties and Covenants of the Investor. The Investor represents, warrants and covenants to the Company as follows:

(a) Investor is acquiring the Shares for his own account and for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

(b) Investor is an “accredited investor” as such term is defined in Regulation D.

(c) Investor acknowledges that the Shares have not been registered under the Securities Act, will be restricted securities and may not be resold, pledged or otherwise transferred by Investor prior to October 22, 2015, except (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to an available exemption from, or in a transaction not subject to, the Securities Act; or (iii) pursuant to Rule 144 under the Securities Act. Restrictive legends shall be placed on all certificates representing any Shares, substantially as follows:

NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY BE MADE PRIOR TO OCTOBER 22, 2015 EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE SECURITIES ACT; OR (C) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

(d) The Investor has the power and authority to enter into this Agreement. This Agreement, the execution and the performance by the Investor of his obligations hereunder have been duly authorized by all necessary action on the part of the Investor. The Investor represents and warrants that the execution, delivery and performance of the Agreement do not violate or conflict with (i) any law applicable to him, (ii) any provision of his constitutional documents, if applicable and (iii) any order or judgment of any court or other agency of government applicable to him or any of his assets or any contractual restriction binding on or affecting him or any of his assets.

(e) The Investor agrees to amend an existing Statement of Beneficial Ownership on Schedule 13D with the SEC within five days of the Closing Date.

4. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Investor that, as of the date hereof:

(a) Organization, Good Standing and Qualification. The Company is duly formed and validly existing under the laws of California, with full power and authority to conduct its business as it is currently being conducted and to own its assets, and has secured any other authorizations, approvals, permits and orders required by law for the conduct by the Company of its business as it is currently being conducted.

(b) Authorization of Agreement and Shares. This Agreement, its execution and the performance by the Company of its obligations hereunder, have been duly authorized by all necessary corporate action on the part of the Company. The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and non-assessable.

(c) Furnishing of Information. The Company covenants to timely file (or obtain extensions and file within the applicable grace periods) all reports required to be filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or take any such action as the Investor may reasonably request, to the extent required from time to time to enable the Investor to sell the Shares in accordance with the requirements of Rule 144.

(d) Listing, Trading and Maintenance Requirements. The Company has not acted to terminate the registration of the Common Stock as a class under Section 12(b) of the Exchange Act, nor has the Company received any notification that the SEC is contemplating such a termination, and the Common Stock has not been suspended from trading on the NYSE MKT nor threatened with such a suspension by the SEC or the NYSE MKT. As soon as reasonably practicable following the Closing, the Company covenants to file an additional listing application with the NYSE MKT covering all of the Shares.

(e) Waiver of Standstill. The Company hereby waives any rights it may have pursuant to provision 3(e) (the “Standstill”) of that certain Common Stock Purchase Agreement, dated as of June 11, 2014, between and among the Company, the Investor and certain other parties (the “June Common Stock Purchase Agreement”), to prevent the Investor from acquiring the Shares to be issued hereunder. It is understood that the Standstill otherwise remains in full force and effect.

(f) Amendment of Rights Plan. The Company agrees to amend its existing shareholder rights plan, dated as of March 22, 1999, between the Company and American Stock Transfer & Trust Company, as rights agent, as amended by the first amendment dated as of March 12, 2009 (the “Rights Plan”) so that acquisition of the Shares by the Investor does not activate any rights issued to the Company’s shareholders pursuant to the Rights Plan.

(g) Outstanding Preemption Rights. The Company has procured waivers or has fully complied with those certain preemption rights set forth in paragraph 5 of the June Common Stock Purchase Agreement.

5. Registration Right.

(a) The Shares will contain the same registration rights as were granted to the Investor in the June Common Stock Purchase Agreement, except that with respect to the Shares, the Company agrees to keep the Registration Statement and Prospectus (each as defined in the June Common Stock Purchase Agreement) effective and current, respectively, until October 22, 2017, or if earlier, until such time as the number of Shares remaining unsold may be sold by the Investor within 12 months in open market transactions under Rule 144.

6. Survival of Representations, Warranties and Agreements. All covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased, and the payment therefor.

7. Fees and Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, other than the Registration Statement Fees, as defined in the June Common Stock Purchase Agreement, shall be paid by the party incurring such fees, costs and expenses, except that the Investor shall pay any Transfer Agent fees and shall be responsible for all tax liability that may arise as a result of holding or transferring the Shares.

8. Notices. All notices and other communications shall be made in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile; (iii) five days after having been sent by registered or certified mail; or (iv) one business day after the business day of deposit with a nationally recognized overnight courier. All communications shall be sent to the following addresses:

If to the Company, to:	American Shared Hospital Services
Four Embarcadero Center, Suite 3700
San Francisco, CA 94111
Facsimile: (415) 788-5660
Attention: Craig K. Tagawa, Chief Operating Officer and
Chief Financial Officer

With copies to:	Davis Polk & Wardwell LLP
1600 El Camino Real
Menlo Park, CA 94025
Facsimile: (650) 752-3601
Attention: Daniel G. Kelly, Jr.

If to the Investor, to his address on the Company’s records or to such other mailing address or email address as the Company or the Investor may designate in writing.

9. Changes. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

10. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

11. Severability. In case any provision contained in this Agreement should be found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement will not in any way be affected or impaired thereby.

12. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of California, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement, and the Agreement will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

14. Entire Agreement. This Agreement constitutes the entire agreement among the Investor and the Company with respect to the Offering and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

15. Conflict Waiver. The Investor hereby consents to the continued representation of the Company and its board of directors by Davis Polk & Wardwell LLP (“Davis Polk”) in relation to the Offering and voluntarily and knowingly waive any actual or alleged conflict and actual or alleged violation of ethical or comparable rules applicable to Davis Polk that may arise from its representation of the Company and its board of directors in connection with the Offering. In addition, the Investor hereby acknowledges that his consent and waiver under this Section 15 is voluntary and informed, and that the Investor has been advised of his rights to obtain independent legal advice with respect to this consent and waiver. The Investor further agrees that he is aware of the extent of his relationship, if any, with Davis Polk, and the Investor does not require additional information from Davis Polk in order to understand the nature of this consent. Davis Polk is an express third party beneficiary of this Section 15.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their duly authorized representatives, as of the date first written above.

AMERICAN SHARED HOSPITAL SERVICES

By:	/s/ Ernest. A. Bates, M.D.
Name:	Ernest A. Bates, M.D.
Title:	Chairman and CEO

INVESTOR:

/s/ Raymond C. Stachowiak
Raymond C. Stachowiak

RCS INVESTMENTS, INC.

By:	/s/ Raymond C. Stachowiak
Name:	Raymond C. Stachowiak
Title:	President

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